UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

LIFE SCIENCES RESEARCH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(State or other jurisdiction of incorporation)

0-33505	52-2340150
(Commission File Number)	(I.R.S. Employer Identification Number)

Mettlers Road, East Millstone, NJ	08875
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 649-9961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 8.01.                      Other Events.

The Memorandum of Understanding

Life Sciences Research, Inc. (the “Company” or “LSR”) hereby reports that, on October 20, 2009, the Company entered into a Memorandum of Understanding (“MOU”) to settle (the “Settlement”) the litigation pending in New Jersey Superior Court captioned Berger v. Life Sciences Research, et al. (Chancery Division, Somerset County, Civil Action No. SOM-C-12006-09) (the “Consolidated Complaint”) that was filed with respect to the proposed merger (the “Merger”) of the Company with Lion Merger Corp. (“Merger Sub”), an entity controlled by Andrew Baker, the Chairman and Chief Executive Officer of the Company, as contemplated by the Agreement and Plan of Merger, dated July 8, 2009, as amended, by and among the Company, Lion Holdings, Inc. (“Parent”) and Merger Sub (the “Merger Agreement”).  The MOU provides, among other things, that in consideration for full settlement and release of all claims under the Consolidated Complaint:

1.           The Company agreed to disclose certain additional information in the definitive Proxy Statement to be filed by the Company regarding the Merger with the Securities and Exchange Commission (the “SEC”) and mailed to the Company's stockholders (which agreed upon information has already been included in a revised preliminary proxy statement).

2.           Parent  agreed that for the twelve (12) month period beginning on the effective date of the Merger, it will not, and will cause its controlled affiliates not to, consummate (i.e., close) any transaction in which it sells 90% or more of LSR’s assets (as existing on the date of consummation of the Merger) to an unaffiliated third party, whether by merger, consolidation, or otherwise, for an amount representing an enterprise value at such time in excess of 125% of the enterprise value of LSR at the time of the Merger unless Parent pays or causes to be paid to the settlement class members an amount equal to 50% of any amount in excess of 125% of the enterprise value of LSR at the time of the Merger.

3.           Parent agreed that the Termination Fee, payable by LSR to Parent pursuant to  paragraph 8.5 of the Merger Agreement, shall be reduced from  $2,230,000 to $1,533,333. The Termination Fee is payable under certain circumstances, including the termination of the Merger Agreement in connection with the receipt of a Superior Proposal (as defined in the Merger Agreement) by the Company.

4.           Defendants in the litigation agree to pay fees and expenses of plaintiff’s counsel if approved by the Court up to a certain capped amount.

Consummation of the Settlement is subject to certain conditions, including: (a) satisfactory completion of reasonable confirmatory discovery by plaintiffs; (b) drafting and execution of a formal Stipulation of Settlement and such other documentation as may be required to obtain final approval by the Court of the Settlement; (c) consummation of the Merger; and (d) final approval by the Court of the Settlement and entry of a final order and judgment by the Court.

Amendment No. 1 to the Merger Agreement

In connection with the Settlement, the Company executed on October 20, 2009 Amendment No. 1 to the Merger Agreement, to incorporate the reduction in the Termination Fee described above. A copy of Amendment No. 1 to the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of Amendment No. 1 to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1 hereto.

Important Additional Information for Investors and Stockholders

In connection with the proposed Merger, the Company has filed with the SEC a preliminary proxy statement for the meeting of stockholders of the Company to be convened to approve the Merger.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  The Company, Parent, Merger Sub, Andrew Baker, LAB Holdings LLC and Focused Healthcare Partners, L.L.C. have also filed a Schedule 13E-3, as amended, with the SEC regarding the proposed Merger.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Company stockholders and other investors can obtain copies of these materials (including the definitive proxy statement, when it becomes available) without charge from the SEC through the SEC’s Web site at www.sec.gov.  These documents can also be obtained free of charge by accessing them on the Company’s corporate Web site at www.lsrinc.net.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information regarding the interests of such directors and executive officers (which may be different than those of the Company’s stockholders generally) is set forth in the Company’s proxy statement referred to above and additional information regarding the Company’s directors and executive officers is included in the Company’s 2009 proxy statement and 2008 Annual Report on Form 10-K, previously filed with SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger and the solicitation of proxies, which may be different than those of the Company’s stockholders generally, by reading the proxy statement (including the definitive proxy statement, when it becomes available) and other relevant documents regarding the Merger, filed with the SEC.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of October 20, 2009 by and among the Company, Parent and Merger Sub.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2009	LIFE SCIENCES RESEARCH, INC.

By: /s/ Mark L. Bibi
Name: Mark L. Bibi
Title: Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of October 20, 2009 by and among the Company, Parent and Merger Sub.